Exhibit 99.1

BioDelivery Sciences Announces the

Launch of BREAKYL (BEMA Fentanyl) in the E.U.

Launch triggers final E.U. milestone payment of $2.5 million to BDSI

RALEIGH, N.C. – October 15, 2012 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced the commercial launch of BREAKYL (fentanyl buccal film) in the European Union.

BDSI’s commercial partner for BREAKYL in the E.U. is Meda. Under the terms of its E.U. agreement with Meda, BDSI will now receive a final milestone payment of $2.5 million. BDSI will also receive a royalty on net sales of BREAKYL in the E.U.

BREAKYL is being launched in the E.U. by Meda and will be available for sale in a selected number of countries in 2012, including Germany. BREAKYL will thereafter be launched in most E.U. countries throughout 2013.

BREAKYL is commercialized in the U.S. as ONSOLIS (fentanyl buccal soluble film) by Meda’s U.S. affiliate, Meda Pharmaceuticals. BREAKYL and ONSOLIS are both indicated for the management of breakthrough pain in patients with cancer, 18 years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain.

BREAKYL will compete in the market for transmucosal fentanyl products, which has grown substantially in the E.U. in recent years following the availability of new products, to over $200 million, which is an increase of 34% over the prior year.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and addiction. BDSI’s pain franchise consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it is marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (TTY Biopharm) and South Korea (Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain, and BNX is in development in a high dose formulation of buprenorphine combined with naloxone for the treatment of opioid dependence. BEMA Buprenorphine for chronic pain is licensed on a worldwide basis to Endo. BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com. BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYLTM is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the conference presentation described herein, and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, with respect to sales of BREAKYL in Europe and resulting royalty payments to the Company) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Readers are cautioned that market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com